UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Cepton, Inc.

(Name of Registrant as Specified In Its Charter)

Not applicable
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Monday, June 17, 2024
9:00 a.m. Pacific Time

How to Participate:

Our annual meeting will be a completely virtual meeting of stockholders. To participate, vote or submit questions during the annual meeting via live webcast, please visit: https://www.cstproxy.com/cepton/am2024. You will not be able to attend the annual meeting in person.

Items of Business:

(1)    Elect the two Class B directors named in the accompanying Proxy Statement to serve until the Company’s 2027 annual meeting of stockholders and until their respective successors are duly elected and qualified;

(2) Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024; and
(3) Transact such other business as may properly come before the meeting or any postponements or adjournments thereof.
Who May Vote:	Stockholders of record at the close of business on May 6, 2024.
stockholder list:

A complete list of stockholders of record of our common stock entitled to vote at the annual meeting will be maintained in our principal executive offices at 399 West Trimble Road, San Jose, California 95131 for ten days prior to the annual meeting.

Your vote is important to us. Whether or not you expect to attend the annual meeting via live webcast, please submit a proxy or voting instructions as soon as possible to instruct how your shares are to be voted at the annual meeting. If you participate in and vote your shares at the annual meeting, your proxy will not be used.

By Order of the Board of Directors,
Dr. Jun Pei
President and Chief Executive Officer May 15, 2024
CEPTON, INC.	2024 PROXY STATEMENT	i

ii	2024 PROXY STATEMENT	CEPTON, INC.

399 West Trimble Road
San Jose, California 95131

PROXY STATEMENT

Annual Meeting of Stockholders
To Be Held June 17, 2024

Our Board of Directors is soliciting your proxy for the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Monday, June 17, 2024 at 9:00 a.m. Pacific Time, and at any and all postponements or adjournments of the Annual Meeting, for the purposes set forth in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. This Proxy Statement and proxy materials are first being made available to stockholders on or about May 15, 2024.

We will be hosting the Annual Meeting via live webcast on the Internet. Any stockholder can listen to and participate in the Annual Meeting live via the Internet at https://www.cstproxy.com/cepton/am2024. Stockholders may vote and ask questions while connected to the Annual Meeting on the Internet.

You will not be able to attend the Annual Meeting in person.

Unless the context otherwise requires, references in this Proxy Statement to “Company,” “we,” “our,” “us,” and similar terms refer to Cepton, Inc., a Delaware corporation.

IMPORTANT NOTICE REGARDING PROXY MATERIALS

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials by sending you this full set of proxy materials, including a proxy card. Accordingly, the Proxy Statement and accompanying proxy card will first be mailed to our stockholders on or about May 15, 2024. Our proxy materials are also available to our stockholders free of charge at https://investors.cepton.com.

CEPTON, INC.	2024 PROXY STATEMENT	1

MEETING INFORMATION

Annual Meeting of Stockholders

TIME AND DATE	PLACE	RECORD DATE
9:00 a.m. Pacific Time on Monday, June 17, 2024	The Annual Meeting will be hosted via live webcast on the Internet at https://www.cstproxy.com/cepton/am2024.	May 6, 2024

Voting

Stockholders as of the close of business on the record date are entitled to vote.

Vote by Internet at
www.cstproxyvote.com

Vote during the meeting via the Internet at https://www.cstproxy.com/cepton/am2024.

Voting Matters

PROPOSALS		BOARD RECOMMENDATION

1	Election of Directors	FOR ALL director nominees

2	Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2024.	FOR
2	2024 PROXY STATEMENT	CEPTON, INC.

PROPOSAL 1 — ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” OF THE DIRECTOR NOMINEES. UNLESS OTHERWISE INSTRUCTED, THE PROXY HOLDERS WILL VOTE THE PROXIES RECEIVED BY THEM “FOR ALL” THE DIRECTOR NOMINEES.

Our Board of Directors (the “Board”) is currently comprised of seven directors. Under our amended and restated certificate of incorporation (the “Certificate of Incorporation”), our Board is divided into three classes, each serving a staggered three-year term and with one class being elected at each year’s annual meeting of stockholders as follows:

●   the Class B directors are Mr. George Syllantavos and Mr. Xiaogang (Jason) Zhang, and their terms will expire at the Annual Meeting;

●   the Class C directors are Dr. Jun Pei and Mr. Takayuki Katsuda, and their terms will expire at the 2025 annual meeting of stockholders; and

●   the Class A directors are Dr. Jun Ye, Dr. Mei (May) Wang and Mr. Hideharu (Harry) Konagaya, and their terms will expire at the 2026 annual meeting of stockholders.

Upon the recommendation of the Nominating and Corporate Governance Committee of our Board, our Board has nominated each of Mr. George Syllantavos and Mr. Xiaogang (Jason) Zhang for election to our Board as Class B directors to serve until the 2027 annual meeting of stockholders and until their respective successors are duly elected and qualified.

Proxies may only be voted for the two Class B directors nominated for election at the Annual Meeting.

Each of Mr. George Syllantavos and Mr. Xiaogang (Jason) Zhang are standing for election to our Board for the first time since we became a publicly traded company.

Each of the director nominees has consented to being named in this Proxy Statement and to serving as a director, if elected. We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, the proxy holders will vote the proxies received by them for another person nominated as a substitute by the Board, or the Board may reduce the number of directors on the Board.

Biographical Descriptions

Set forth below is biographical information about each of our director nominees and continuing directors. The information below is provided as of May 15, 2024. The primary experience, qualifications, attributes, and skills of each of our director nominees that led to the conclusion of the Nominating and Corporate Governance Committee and the Board that such nominee should serve as a member of the Board are also described below.

CEPTON, INC.	2024 PROXY STATEMENT	3

PROPOSAL 1 — ELECTION OF DIRECTORS

Nominees for Election as Class B Directors at the Annual Meeting

MR. GEORGE SYLLANTAVOS
Class B Age: 60 Director Since: 2022	POSITION AND BUSINESS EXPERIENCE

Mr. Syllantavos has served as a member of our Board since February 2022. Prior to the Business Combination, Mr. Syllantavos served as a member of the board of directors of GCAC since December 2019. As a director of GCAC, Mr. Syllantavos was designated to serve as the co-CEO and CFO of GCAC from December 2019 until the closing of the Business Combination in order to facilitate an acquisition. Mr. Syllantavos serves as a director on the board of Beam Global Inc. (Nasdaq:BEEM), which he joined in December 2023. Previously, Mr. Syllantavos served as a board member and the Chair of the audit committee of ITHAX Acquisition Corp. N/K/A Mondee, Inc. (Nasdaq:MOND) from January 2021 to July 2022, as a board member of Phunware Inc. (Nasdaq:PHUN) from December 2018 to December 2021 and as co-CEO and CFO of Stellar Acquisition III Corp. N/K/A Phunware Inc. from December 2015 to December 2018. Mr. Syllantavos also co-founded Nautilus Energy Management Corp. and has served as a managing director since February 2013, and has served as partner of SevenSeas Investment Fund from 2018 through 2023, where he now serves as a director. Mr. Syllantavos holds a degree in Industrial Engineering from Roosevelt University and a M.B.A. from Northwestern University, Kellogg School of Management.

KEY ATTRIBUTES

We believe that Mr. Syllantavos is qualified to serve on our Board based on his significant business leadership and business operational experience serving as the CEO and CFO of several public companies.

MR. XIAOGANG (JASON) ZHANG
Class B Age: 58 Director Since: 2022	POSITION AND BUSINESS EXPERIENCE

Mr. Zhang has served as a member of our Board since February 2022. Mr. Zhang has also served as the managing partner of CFT Capital, a leading high tech industry investment fund management firm in China, since January 2018. During 2017, Mr. Zhang served as a consultant, advisor and/or board member to certain companies. Mr. Zhang previously served as the Managing Director, Asia Pacific of Delphi Automotive Inc. from August 2015 to December 2016, senior executive positions at Freescale Semiconductor Inc., NXP Semiconductors Co. Ltd., and Philips China Investment Co. Ltd. in China. He was the CFO at T3G Technologies Inc. from 2004 to 2005, as assigned by Philips. Mr. Zhang has an M.B.A. from Insead, an M.S. in Engineering from Stanford University and a B.S. in Engineering from Tsinghua University.

KEY ATTRIBUTES

We believe Mr. Zhang is qualified to serve on our Board based on his significant investment and business development experience in innovative technologies in the automotive, industrial, networking and consumer markets.

4	2024 PROXY STATEMENT	CEPTON, INC.

PROPOSAL 1 — ELECTION OF DIRECTORS

Continuing Directors

DR. JUN YE
Class A Age: 57 Director Since: 2022	POSITION AND BUSINESS EXPERIENCE

Dr. Ye has served as a member of our Board since February 2022. Dr. Ye has also served as the President and CEO of Sentieon, Inc., a bioinformatics software development company, since co-founding it in July 2014. Dr. Ye previously served as the Co-founder, President and CEO of Founton Technologies, Inc., a company that specialized in data mining, which is now part of Alibaba Group, from May 2011 to June 2014. Prior to Founton, Dr. Ye was the Co-founder, President, and CTO of Brion Technologies, Inc., a company specializing in computational lithography for semiconductor manufacturing (acquired by ASML in December 2006), from September 2002 to April 2011. Dr. Ye was a consulting professor of electrical engineering at Stanford University from October 2001 to August 2015. Dr. Ye has a Ph.D. in Electrical Engineering from Stanford University, a M.S. in Physics from Iowa State University and a B.S. in Electrical Engineering from Fudan University.

KEY ATTRIBUTES
Dr. Ye is qualified to serve on our Board based on his significant experience leading as an executive at technology-driven companies.

DR. MEI (MAY) WANG
Class A Age: 54 Director Since: 2022	POSITION AND BUSINESS EXPERIENCE

Dr. Wang has served as a member of our Board since February 2022. Dr. Wang has also served as the Chief Technology Officer, Internet of Things, of Palo Alto Networks, Inc. (Nasdaq: PANW) a multinational cybersecurity company, since September 2019, and as a Venture Partner at SAIF Partners, an Asian private equity firm, since November 2013. Previously, she served as the Chief Technology Officer and a board member of Zingbox Inc., an internet of things cybersecurity company (acquired by Palo Alto Networks in September 2019), until September 2019 after co-founding the company in November 2014. Prior to that, she served as the President and Chairman of the Board of the North America Chinese Clean-tech & Semiconductor Association from June 2007 to May 2010. Dr. Wang received her Ph.D. in Electrical Engineering from Stanford University.

KEY ATTRIBUTES
We believe that Dr. Wang is qualified to serve on our Board based on her extensive board, executive and investment experience at technology-driven companies.
CEPTON, INC.	2024 PROXY STATEMENT	5

PROPOSAL 1 — ELECTION OF DIRECTORS

MR. HIDEHARU (HARRY) KONAGAYA
Class A Age: 60 Director Since: 2023	POSITION AND BUSINESS EXPERIENCE

Mr. Konagaya has served as a member of our Board since January 2023. Since 2023, Mr. Konagaya also serves as the Executive Vice President and Head of the Procurement Department of Koito. Mr. Konagaya previously served as the Senior Managing Director, Head of the Finance & Accounting Department, and Head of the Procurement Department of Koito since 2017, and had held various positions within Koito prior to that. Mr. Konagaya has a degree in Industrial Management from the Faculty of Science and Engineering, Waseda University, in Japan.

KEY ATTRIBUTES
Mr. Konagaya is qualified to serve on our Board based on his significant experience in the automotive industry, with lidar technology and other automotive equipment.

DR. JUN PEI
Class C Age: 55 Director Since: 2022	POSITION AND BUSINESS EXPERIENCE

Dr. Pei has served as our President, Chief Executive Officer and Chairman of the Board since February 2022. Prior to the Business Combination, Dr. Pei served as the CEO of Cepton Technologies, Inc. (“Legacy Cepton”) since co-founding the company in 2016 until February 2022. Before that, Dr. Pei served as the CEO and founder of AEP Technology, Inc., an optical instrumentation company, from November 2010 to July 2017 and as a general manager of acoustic and lidar engineering at Velodyne Lidar, Inc., a lidar technology company, from May 2007 to November 2010. Dr. Pei received his Ph.D. in Electrical Engineering from Stanford University.

KEY ATTRIBUTES

We believe that Dr. Pei is qualified to serve on our Board based on his substantial business, leadership and management experience as our CEO and previous experience at instrumentation and lidar companies.

Mr. Takayuki Katsuda
Class C Age: 61 Director Since: 2022	POSITION AND BUSINESS EXPERIENCE

Mr. Katsuda has served as a member of our Board since February 2022, and previously served as a member of the Legacy Cepton board from June 2019 to January 2022. Mr. Katsuda has served as the Senior Managing Corporate Officer and Head of Engineering Headquarters of Koito since June 2023. Mr. Katsuda previously served as the Managing Corporate Officer from June 2022 to May 2023, Director and Managing Corporate Officer from June 2019 to May 2022, and full-time Advisor from April 2016 to May 2019. Prior to Koito, Mr. Katsuda served as the Chief Engineer, Product Planning at Lexus International from January 2007 to March 2016. Mr. Katsuda holds a degree in Aeronautical Engineering from Kyushu University.

KEY ATTRIBUTES
We believe that Mr. Katsuda is qualified to serve on our Board based on his broad leadership experience in the automotive engineering industry.
6	2024 PROXY STATEMENT	CEPTON, INC.

CORPORATE GOVERNANCE
Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines to assist the Board in the discharge of its duties and to set forth the Board’s current views with respect to selected corporate governance matters considered significant to our stockholders. Our Corporate Governance Guidelines direct our Board’s actions with respect to, among other things, our Board composition and director qualifications, responsibilities of directors, director compensation, director orientation and continuing education, succession planning and the Board’s annual performance evaluation. A current copy of our Corporate Governance Guidelines is available under “Corporate Governance” on our website at https://investors.cepton.com/.

Director Independence

Under the rules of The Nasdaq Stock Market LLC (“Nasdaq”) and our Corporate Governance Guidelines, independent directors must comprise a majority of our Board. Under the Nasdaq rules, a director will only qualify as an “independent director” if our Board affirmatively determines that the director, in the opinion of our Board, does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board reviewed its composition and the independence of our directors and considered whether any director has a relationship with us that could interfere with his or her ability to exercise independent judgment in carrying out his or her responsibilities. In addition, the Nominating and Corporate Governance Committee of our Board annually evaluates and recommends to the Board a determination with respect to the independence of each our non-employee directors under the Nasdaq listing standards. As a part of the Nominating and Corporate Governance Committee’s evaluation process, and as part of the independence determinations by the Nominating and Corporate Governance Committee and the Board, the Nominating and Corporate Governance Committee and the Board, as applicable, each consider, in addition to such other factors as they may deem appropriate, each director’s occupation, personal and affiliate transactions with the Company, and other relevant direct and indirect relationships with the Company that may affect independence. Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, our Board has determined that each of Dr. Jun Ye, Mr. Xiaogang (Jason) Zhang, Mr. George Syllantavos and Dr. Mei (May) Wang qualify as independent directors, as defined under the listing rules of Nasdaq, and our Board consists of a majority of “independent directors,” as defined under the rules of the SEC and Nasdaq. In making these determinations, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining independence. Dr. Jun Pei is not an independent director as a result of his position as our President and Chief Executive Officer, and Mr. Takayuki Katsuda and Mr. Hideharu (Harry) Konagaya are not independent directors as a result of their affiliation with Koito.

Board Leadership Structure

We have no policy requiring either that the positions of the Chairman of the Board and our Chief Executive Officer be separate or that they be occupied by the same individual. Our Board believes that it is important to retain flexibility to allocate the responsibilities of the offices of the Chairman of the Board and Chief Executive Officer in a way that is in our best interests and the best interests of our stockholders at a given point in time. Dr. Jun Pei currently serves as our Chief Executive Officer and Chairman of the Board. In connection with Dr. Jun Pei’s appointment as Chairman of our Board, the Board also created the position of Lead Independent Director and appointed Dr. Jun Ye to serve in that role.

CEPTON, INC.	2024 PROXY STATEMENT	7

CORPORATE GOVERNANCE

As our Lead Independent Director, Dr. Jun Ye: (i) presides at executive sessions of independent directors; (ii) calls and develops agendas for meetings of our independent directors; (iii) serves as a liaison between the independent directors and the Chairman of the Board and Chief Executive Officer; (iv) reviews meeting agendas and, where appropriate, other information provided to the Board, ensuring the quality, quantity, appropriateness and timeliness of such information; (v) facilitates the Board’s approval of the number and frequency of Board meetings; (vi) reviews meeting schedules to assure that there is sufficient time for discussion of all agenda items and (vii) ensures that he is available, when appropriate, for consultation and direct communication with stockholders.

The Board’s Role in Risk Oversight

Our Board, as a whole and through its committees, serves an active role in overseeing the management of risks related to our business. Our officers are responsible for day-to-day risk management activities. The full Board monitors risks through regular reports from each of the committee chairs and is apprised of particular risk management issues in connection with its general oversight and approval of corporate matters. The Board and its committees oversee risks associated with their respective areas of responsibility, as summarized below. Each committee meets with key management personnel and representatives of outside advisers as required.

Our Board has delegated oversight for specific areas of risk exposure to its committees as follows:

●   The Audit Committee oversees the management of a variety of the Company’s risks, including through review and discussion of the Company’s guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company’s exposure to risk, and reviews of any significant financial risk exposures facing the Company and management’s plans to monitor, control, or minimize such exposures. The Audit Committee is also responsible for primary risk oversight related to our financial reporting, accounting, and internal controls, oversees risks related to our compliance with legal and regulatory requirements, and meets regularly with our internal auditors and our independent registered public accounting firm.

●   The Compensation Committee oversees, among other things, the assessment and management of risks related to our compensation plans, policies and practices.

●   The Nominating and Corporate Governance Committee oversees, among other things, the impact of our Board’s leadership structure on the Board’s role in risk oversight.

The Compensation Committee identifies and considers risks related to our executive compensation, including during its review and approval of our executive compensation program. Our compensation programs are designed to reward our named executive officers and other employees for the achievement of the Company’s corporate strategies, business objectives and the creation of long-term value for stockholders, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. Annual incentive bonuses are balanced with long-term equity incentives that are subject to vesting schedules.

Our Board believes that the leadership structure described above under “Board Leadership Structure” facilitates the Board’s oversight of risk management because it allows the Board, with leadership from the Lead Independent Director and working through its independent committees, to participate actively in the oversight of management’s actions.

8	2024 PROXY STATEMENT	CEPTON, INC.

CORPORATE GOVERNANCE

Committees of the Board

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The written charters of these committees are available under “Corporate Governance” on our website at https://investors.cepton.com/.

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Dr. Jun Pei
Takayuki Katsuda
Hideharu (Harry) Konagaya
George Syllantavos
Dr. Mei (May) Wang
Dr. Jun Ye
Xiaogang (Jason) Zhang

 = Chairman of the Board   = Independent Director   = Member   = Financial Expert

CEPTON, INC.	2024 PROXY STATEMENT	9

CORPORATE GOVERNANCE

Audit Committee

Our Board determined that each of Mr. George Syllantavos, Dr. Mei (May) Wang and Mr. Xiaogang (Jason) Zhang, who comprise our Audit Committee, satisfy the independence standards for such committee established by applicable SEC rules and the listing standards of the Nasdaq. Additionally, our Board has determined that each of Mr. George Syllantavos and Mr. Xiaogang (Jason) Zhang is an “audit committee financial expert” as defined by applicable SEC rules.

Committee Members	Primary Responsibilities	Number of Meetings in 2023
George Syllantavos (Chair) Dr. Mei (May) Wang Xiaogang (Jason) Zhang

•   Appointing, compensating, retaining and overseeing the work of our independent auditors.

•   Evaluating the performance, independence and qualifications of our independent auditors.

•   Monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters.

•   Reviewing the integrity, adequacy and effectiveness of our internal control policies and procedures.

•   Preparing the audit committee report required by the SEC to be included in our annual proxy statement.

•   Discussing the scope and results of the audit with our independent auditors, and reviewing with management and our independent auditors our interim and year-end operating results.

•   Establishing and overseeing procedures for employees to submit concerns anonymously about questionable accounting or auditing matters.

•   Reviewing our guidelines and policies on risk assessment and risk management.

•   Reviewing and approving related party transactions.

•   Obtaining and reviewing a report by our independent auditors at least annually, that describes our independent auditors internal quality control procedures, any material issues raised by review under such procedures, and any steps taken to deal with such issues when required by applicable law.

•   Approving (or, as permitted, pre-approving) all audit and non-audit services to be performed by our independent auditors.

4

The Audit Committee may form subcommittees and delegate to its subcommittees such power and authority as it deems appropriate from time to time under the circumstances. The Audit Committee has no current intention to delegate any of its responsibilities to a subcommittee.

10	2024 PROXY STATEMENT	CEPTON, INC.

CORPORATE GOVERNANCE

Compensation Committee

Our Board determined that each of Dr. Jun Ye, Mr. George Syllantavos and Dr. Mei (May) Wang, who comprise our Compensation Committee, satisfy the independence standards for such committee established by applicable SEC rules and the listing standards of the Nasdaq. In making its independence determination for each member of the Compensation Committee, our Board considered whether the director has a relationship with the Company that is material to the director’s ability to be independent from management in connection with the duties of a Compensation Committee member.

Committee Members	Primary Responsibilities	Number of Meetings in 2023
Dr. Jun Ye (Chair) George Syllantavos Dr. Mei (May) Wang

•   Retaining compensation consultants and outside service providers and advisors.

•   Reviewing and approving, or recommending that our Board approve, the compensation of our executive officers, including annual base salary, long- and short-term incentive plans, retirement plans, deferred compensation plans, equity award plans and other benefits.

•   Reviewing and recommending to our Board the compensation of our non-employee directors.

•   Administering and determining any award grants under our equity and non-equity incentive plans.

•   Reviewing and evaluating succession plans for our executive officers.

•   Preparing the compensation committee report required by the SEC to be included in our annual proxy statement.

•   Periodically reviewing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives.

5

The Compensation Committee may form subcommittees and delegate to its subcommittees such power and authority as it deems appropriate from time to time under the circumstances. The Compensation Committee has delegated certain limited authority to grant equity incentive awards under the 2022 Equity Incentive Plan to the Stock Award Committee, which consists of our Chairman and Chief Executive Officer, Dr. Jun Pei. The Compensation Committee has not otherwise delegated any of its responsibilities to subcommittees. The Compensation Committee may confer with the Board in determining the compensation for the Chief Executive Officer. In determining compensation for executive officers other than the Chief Executive Officer, the Compensation Committee considers, among other things, the recommendations of the Chief Executive Officer.

Pursuant to its charter, the Compensation Committee is authorized to retain or obtain the advice of compensation consultants, legal counsel or other advisors to assist in the evaluation of director and executive officer compensation or in carrying out its other responsibilities.

CEPTON, INC.	2024 PROXY STATEMENT	11

CORPORATE GOVERNANCE

Nominating and Corporate Governance Committee

Our Board determined that each of Dr. Jun Ye, Mr. George Syllantavos, and Mr. Xiaogang (Jason) Zhang, who comprise our Nominating and Corporate Governance Committee, satisfy the independence standards for such committee established by applicable SEC rules and the listing standards of the Nasdaq. In making its independence determination for each member of the Compensation Committee, our Board considered whether the director has a relationship with the Company that is material to the director’s ability to be independent from management in connection with the duties of a Nominating and Corporate Governance Committee member.

Committee Members	Primary Responsibilities	Number of Meetings in 2023
Dr. Jun Ye (Chair) George Syllantavos Xiaogang (Jason) Zhang	• Identifying, evaluating and recommending individuals qualified to become members of our Board and its committees. • Evaluating the performance of our Board and of individual directors. • Reviewing the Company’s environmental and social responsibility policies and practices. • Developing and recommending corporate governance guidelines to our Board. • Overseeing an annual evaluation of our Board and management.	2

The Nominating and Corporate Governance Committee may form subcommittees and delegate to its subcommittees such power and authority as it deems appropriate from time to time under the circumstances. The Nominating and Corporate Governance Committee has no current intention to delegate any of its responsibilities to a subcommittee. In 2023, the Nominating and Corporate Governance Committee did not retain a third-party search firm to assist in the process of identifying and evaluating potential director candidates.

Meetings and Attendance

During fiscal 2023, our Board held 7 meetings, the Audit Committee held 4 meetings, the Compensation Committee held 5 meetings, and the Nominating and Corporate Governance Committee held 2 meetings. Each of our directors attended at least 75% of the aggregate meetings of the Board and the committees of the Board on which he or she served during fiscal 2023. In addition, independent directors of our Board meet in regularly scheduled sessions without management.

It is our policy that directors are invited and encouraged to attend each year’s annual meeting of stockholders, either in person, telephonically or virtually. Dr. Jun Pei attended our 2023 annual meeting of stockholders. Our other directors did not attend our 2023 annual meeting of stockholders.

Succession Planning

Our Board recognizes that advance planning for contingencies such as the departure, death or disability of the Chief Executive Officer or other top executives is critical so that, in the event of an untimely vacancy, the Company has in place a succession plan to facilitate the transition to both interim and longer-term leadership. The Compensation Committee is developing the Company’s executive succession plan, including our emergency succession plan, with input from appropriate members of management.

12	2024 PROXY STATEMENT	CEPTON, INC.

CORPORATE GOVERNANCE

Consideration of Director Candidates

Our Board and the Nominating and Corporate Governance Committee will consider director candidates recommended for election to the Board by stockholders in the same manner and using the same criteria as that used for any other director candidate. The Nominating and Corporate Governance Committee has not established any specific minimum qualifications that must be met by a director candidate. In evaluating a director candidate, the Nominating and Corporate Governance Committee will consider whether the composition of the Board reflects the appropriate balance of independence, sound judgment, business specialization, understanding of our business environment, willingness to devote adequate time to Board duties, technical skills, diversity and other background, experience and qualities as determined by the Nominating and Corporate Governance Committee. Stockholders who wish to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee and the Board should submit their recommendation in writing to the chairperson of the Nominating and Corporate Governance Committee, care of the Corporate Secretary of the Company, no later than March 19, 2025. Such recommendation must include all information about the stockholder and the candidate otherwise required for director nominations by a stockholder pursuant to our Bylaws. The Nominating and Corporate Governance Committee may request additional information concerning such director candidate as it deems reasonably required to determine the eligibility and qualification of the director candidate to serve as a member of the Board. As discussed under “Transactions with Related Persons — Certain Relations and Related Party Transactions” below, Koito has certain rights regarding director nominees under the Investor Rights Agreement (as defined below).

While our Board has no formal policy for the consideration of diversity in identifying director nominees, the Nominating and Corporate Governance Committee seeks to have a board of directors that will reflect a balance of experience, qualifications, diversity, attributes and skills desirable for the Board as a whole.

Age	Tenure
Average Board Age: 58 years	Average Board Tenure: 2 years

4/7 Independent	86% Women and Minority	86% Other Public Company Experience

Board Diversity Matrix (as of May 15, 2024)

Total Number of Directors	7
	Female	Male
Part I: Gender Identity
Directors	1	6
Part II: Demographic Background
African American or Black	0	0
Alaskan Native or American Indian	0	0
Asian	1	5
Hispanic or Latinx	0	0
Native Hawaiian or Pacific Islander	0	0
White	0	1
Two or More Races or Ethnicities	0	0
LGBTQ+	0	0
Did Not Disclose Demographic Background	0	0

No director self-reported as non-binary or did not disclose gender identity.

CEPTON, INC.	2024 PROXY STATEMENT	13

CORPORATE GOVERNANCE

Stockholders who wish to nominate a person for election as a director in connection with an annual meeting of stockholders (as opposed to making a recommendation to the Nominating and Corporate Governance Committee as described above) must deliver written notice to our Corporate Secretary in the manner described in our Bylaws, and as described further under “Proposals of Stockholders and Director Nominations for 2025 Annual Meeting” below.

Communications with the Board

The Board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may communicate directly with members of the Board, the independent directors, or the Chairman of the Board by submitting a communication in an envelope marked “Confidential” addressed to the “Board of Directors,” “Independent Members of the Board of Directors,” or “Chairman,” as applicable, at: 399 West Trimble Road, San Jose, California 95131.

Policy on Pledging and Hedging of Company Shares

As part of our Insider Trading Policy adopted by our Board and applicable to our directors, officers and employees, certain contractors, consultants or other persons designated as insiders, their immediate family members and other persons sharing the same household, any corporations, partnership or other entities that such person controls or manages and any trust for which such person is the trustee or has a beneficial pecuniary interest (collectively, “Insiders”), Insiders are not permitted to trade in Company securities while in possession of material nonpublic information about the Company, engage in short sales of Company securities, engage in transactions in put options, call options or other derivative securities, on an exchange or in any other organized market in connection with Company securities, pledge Company securities as collateral for a loan or margin Company securities in a margin account or purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company securities.

Code of Ethics and Code of Business Conduct and Ethics

We have adopted a written code of conduct and ethics that applies to each of our employees, officers and directors. A current copy of the code is posted under “Corporate Governance” on our website at https://investors.cepton.com/. To the extent required by rules adopted by the SEC and Nasdaq, we intend to promptly disclose future amendments to certain provisions of the code, or waivers of such provisions granted to executive officers and directors, on our website at https://investors.cepton.com/.

14	2024 PROXY STATEMENT	CEPTON, INC.

DIRECTOR COMPENSATION
Non-Employee Director Compensation

Under our Director Compensation Policy, which was adopted on June 30, 2022, annual compensation for the members of our Board who are not employed by us or any of our subsidiaries (referred to in this section as “non-employee directors”) consists of an annual cash retainer, an additional cash retainer for non-employee directors serving in certain positions as described below, and equity awards as described below. Members of the Board are also reimbursed for their reasonable out-of-pocket expenses, including travel and lodging, incurred in attending meetings of the Board and Board committees or in connection with Board-related business, in each case consistent with our expense reimbursement policy. Our Board reserves the right to modify the Director Compensation Policy from time to time. Non-employee directors that the Board determines are not independent under applicable listing rules are not eligible for compensation under our Director Compensation Policy.

Annual Cash Retainers

Our Director Compensation Policy provides annual cash retainers for our non-employee directors as follows:

Annual Retainer	$40,000
Additional Committee Chair Retainers:
Audit Committee Chair	$15,000
Compensation Committee Chair	$10,000
Nominating and Corporate Governance Committee Chair	$8,000
Additional Committee Retainers:
Audit Committee	$10,000
Compensation Committee	$8,000
Nominating and Corporate Governance Committee	$5,000

These retainers are paid on a quarterly basis, in arrears, and are pro-rated if the director serves for a portion of a quarter in the applicable position.

Equity Compensation

Our Director Compensation Policy provides that on the date of our annual meeting of stockholders, each non-employee director continuing in office after that date will be granted an award of restricted stock units (“RSUs”) under our equity incentive plan, with the number of RSUs covered by the award to be determined by dividing $120,000 by the closing price of our stock on the grant date (or the preceding trading day if the grant date is not a trading day), rounded to the nearest whole share. The award will be scheduled to vest on the day immediately preceding our next annual meeting of shareholders (or, if earlier, the first anniversary of the grant date), subject to the non-employee director’s continued service on the Board.

In addition, if a new non-employee director is appointed or elected to the Board (other than at an annual meeting in connection with which the non-employee director receives an annual equity award as described above), the non-employee director will receive a pro-rated RSU award under our equity incentive plan upon joining the Board, with the number of RSUs covered by the award to be determined by dividing (i) the product of $120,000 multiplied by a fraction (not greater than one and not less than zero), the numerator of which is 365 minus the number of calendar days that had elapsed as of the date the director’s appointment or election to the Board since the date of the last annual meeting and the denominator of which is 365 by (ii) the closing price of our stock on the grant date (or the preceding trading day if the grant date is not a trading day), rounded to the nearest whole share. This initial RSU award will be scheduled to vest on the same vesting date as the equity awards granted to non-employee directors in connection with our last annual meeting of shareholders.

CEPTON, INC.	2024 PROXY STATEMENT	15

DIRECTOR COMPENSATION

RSU awards granted to our non-employee directors that are then outstanding will generally vest in full upon a change in control of the Company. The Board may approve other grants of equity-based awards to non-employee directors from time to time on such terms as it determines appropriate.

On May 18, 2023, we granted each of Dr. Mei (May) Wang, Mr. Xiaogang (Jason) Zhang and Mr. George Syllantavos an award of 10,000 RSUs, with each such award to vest on the date of our 2024 annual meeting of stockholders (or, if earlier, on May 18, 2024).

Director Compensation Table — Fiscal 2023

The following table sets forth the total compensation paid to our non-employee directors for their service on our Board during fiscal 2023. Dr. Jun Pei, who is employed by us, does not receive any compensation for his service on the Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
George Syllantavos	68,000	38,700	—	—	106,700
Dr. Mei (May) Wang	58,000	38,700	—	—	96,700
Dr. Jun Ye(3)	—	—	—	—	—
Xiaogang (Jason) Zhang	59,583	38,700	—	—	98,283
Takayuki Katsuda(4)	—	—	—	—	—
Hideharu (Harry) Konagaya(4)	—	—	—	—	—

(1)       Represents the aggregate grant date fair value of the stock awards and option awards granted to the non-employee director in 2023. These values have been determined under the principles used to calculate the value of equity awards for purposes of our financial statements. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of equity incentive awards contained in Note 12, Stock-Based Compensation, to our financial statements included in our annual report on Form 10-K for 2023, filed with the SEC on April 1, 2024 (the “2023 Annual Report”). The amounts reported in these columns reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by the non-employee director pursuant to the awards.

(2)       The aggregate number of outstanding and unvested RSUs and outstanding and unexercised stock options held by each non-employee director as of December 31, 2023 are set forth below. No non-employee director held any other outstanding equity awards as of that date.

Name	Number of Outstanding Stock Awards as of 12/31/23	Number of Outstanding Stock Options as of 12/31/23
George Syllantavos	10,000	—
Dr. Mei (May) Wang	10,000	—
Dr. Jun Ye	—	—
Xiaogang (Jason) Zhang	10,000	—
Takayuki Katsuda	—	—
Hideharu (Harry) Konagaya	—	—

(3)       Dr. Jun Ye declined the compensation he would have otherwise been entitled to receive under our Director Compensation Policy for his service on the Board during 2023.

(4)       Mr. Takayuki Katsuda and Mr. Hideharu (Harry) Konagaya are not eligible for compensation under our Director Compensation Policy due to their association with Koito.

16	2024 PROXY STATEMENT	CEPTON, INC.

EXECUTIVE OFFICERS OF THE COMPANY

The table below sets forth certain information regarding our executive officers as of May 15, 2024:

Name	Age	Position
Dr. Jun Pei	55	President, Chief Executive Officer & Chairman of the Board
Dr. Liqun Han	54	Chief Operating Officer
Dr. Dongyi Liao	48	Chief Technology Officer
Mitchell Hourtienne	44	Chief Commercial Officer
Dong (Dennis) Chang	55	Interim Chief Financial Officer

See “Proposal One — Election of Directors” for information concerning the business experience of Dr. Jun Pei. Information concerning the business experience of our other executive officers is set forth below.

Dr. Liqun Han

Dr. Han has served as our Chief Operating Officer since August 2022. Dr. Han previously served as the Senior Vice President of Operations of the Company from February 2022 to July 2022, Senior Vice President of Operations of Legacy Cepton from September 2020 to February 2022 and as the Vice President of Operations of Legacy Cepton from October 2016 to September 2020. Previously, Dr. Han was Director of Engineering & Technology at KLA-Tencor, responsible for core technology innovation and new product introduction. Dr. Han received a Ph.D. in Applied Physics and a M.S. in Electrical Engineering from Stanford University, with a specialty in solid-state electronics and optics.

Dr. Dongyi Liao

Dr. Liao was promoted to Chief Technology Officer in March 2023 and previously served as our Senior Vice President of Applications since February 2022. Dr. Liao was the Vice President of Applications of Legacy Cepton from February 2017 to June 2019 and has previously served as the Senior Vice President of Applications of Legacy Cepton since June 2019 until the closing of the Business Combination. Dr. Liao previously co-founded YourMechanic.com and served as its Chief Technology Officer from January 2012 until December 2016. He also served in various engineering and managerial roles at NVIDIA from 2001 to 2010. Dr. Liao has a Ph.D. in Nuclear Engineering from Massachusetts Institute of Technology.

Mitchell Hourtienne

Mr. Hourtienne has served as our Chief Commercial Officer since September 2023. Mr. Hourtienne previously served as the Senior Vice President of Business Development of the Company from February 2022 to August 2023, as the Vice President of Business Development of Legacy Cepton from February 2021 to January 2022, and Senior Director of Business Development from December 2019 to January 2021, and Director of Business Development from March 2018 to November 2019. Prior to Cepton, Mr. Hourtienne had worked at Sensata, Freescale Semiconductor, Infineon Technologies and Siemens VOD Automotive, leading efforts in product marketing and sales. Mr. Hourtienne has an MBA from the College of William and Mary and a B.S. in Electrical Engineering from Kettering University.

Dong (Dennis) Chang

Mr. Chang has served as our Interim Chief Financial Officer since January 2024. Mr. Chang has served as the Company’s Sr. Vice President of Manufacturing since December 2023, and previously served as Vice President of Manufacturing for the Company since February 2022. Prior to that, he served as Vice President of Manufacturing for Legacy Cepton since May 2019. Prior to joining Cepton Technologies, Inc., Mr. Chang served as an Engineering Manager at Bromic Group Pty Ltd from October 2017 to April 2019. Mr. Chang has an M.B.A. from Macquarie University and a Bachelor of Engineering in Automobile Engineering from Tsinghua University.

There are no family relationships between or among any of our executive officers or directors.

CEPTON, INC.	2024 PROXY STATEMENT	17

EXECUTIVE COMPENSATION

Our compensation program is designed to align executives’ compensation with our business objectives and the creation of stockholder value, while helping us to continue to attract, motivate and retain individuals who contribute to the long-term success of the company. Compensation for our executive officers has three primary components: base salary, an annual cash incentive bonus opportunity, and long-term equity-based incentive compensation granted under our 2022 Equity Incentive Plan (the “2022 Plan”).

Our Compensation Committee reviews our executive officers’ overall compensation packages on an annual basis (or more frequently as it deems warranted) to help ensure we continue to attract and retain highly talented executives and provide appropriate incentives to create additional value for our stockholders.

As an emerging growth company and a smaller reporting company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” (as such term is defined under applicable securities laws), which require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. In certain circumstances, the compensation of former executive officers may also need to be disclosed. The table below sets forth the annual compensation for services rendered during 2023 (and 2022, if required under SEC rules) by these executive officers, also referred to as our named executive officers (“NEOs”).

Summary Compensation Table — Fiscal Years 2023 and 2022

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Dr. Jun Pei	2023	320,000	—	238,273	—	—	—	—		558,273
Chief Executive Officer	2022	312,385	—	596,000	—	—	—	—		908,385
Mitchell Hourtienne(2)	2023	280,000	—	302,683	—	—	—	72,390	(4)	655,073
Chief Commercial Officer
Dr. Dongyi Liao(3)	2023	280,000	—	328,483	—	—	—	—		608,483
Chief Technology Officer

(1)       Represents the aggregate grant date fair value of the stock awards and option awards granted to the named executive officer in 2023 and 2022 respectively. These values have been determined under the principles used to calculate the value of equity awards for purposes of our financial statements. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of equity incentive awards contained in Note 12, Stock-Based Compensation to our financial statements included in our 2023 Annual Report. The amounts reported in these columns reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by the named executive officer pursuant to the awards.

(2)       Mr. Hourtienne has served as our Chief Commercial Officer since September 2023. He did not serve in an executive officer position during 2022.

(3)       Dr. Liao has served as our Chief Technology Officer since March 2023. He was not a named executive officer in 2022.

18	2024 PROXY STATEMENT	CEPTON, INC.

EXECUTIVE COMPENSATION

Outstanding Equity Awards as of December 31, 2023

The following table provides information regarding outstanding stock options and RSUs held by each of our NEOs as of December 31, 2023, including the vesting dates for the portions of these awards that had not vested (and the fair market value of unvested RSUs) as of that date. Our NEOs did not hold any other outstanding equity awards as of that date.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Dr. Jun Pei	—	—		—	—	10,000	(2)	$31,400	—		—
						19,692	(6)	$61,833	—		—
Mr. Mitchell Hourtinne	52	—		$6.80	12/20/2028	—		—	—		—
	920	—		$9.70	11/20/2029	—		—	—		—
	3,682	255	(3)	$10.20	2/26/2030	—		—	—		—
	4,725	1,397	(4)	$12.60	12/24/2030	—		—	—		—
	17,352	7,140	(5)	$12.60	2/12/2031	—		—	—		—
	—	—		—	—	—		—	6,700	(10)	$21,038
	—	—		—	—	10,000	(2)	$31,400	—		—
	—	—		—	—	17,230	(7)	$54,102	—		—
	—	—		—	—	20,000	(8)	$62,800	—		—
Dr. Dongyi Liao	97,969	—		$1.00	2/9/2027	—		—	—		—
	24,492	—		$1.00	5/30/2027	—		—	—		—
	61,230	—		$6.80	9/19/2028	—		—	—		—
	59,955	1,275	(3)	$10.20	2/26/2030	—		—	—		—
	—	—		—	—	10,000	(2)	$31,400	—		—
	—	—		—	—	17,230	(7)	$54,102	—		—
	—	—		—	—	20,000	(9)	$62,800	—		—

(1)       The amounts in these columns have been determined by multiplying the number of shares or units, as applicable, by the closing price of a share of our common stock on December 29, 2023 (i.e., the last trading day of fiscal 2023).

(2)       The RSUs subject to this award vest in one installment on May 20, 2024.

(3)       The unvested portion of this option vests in one installment on January 31, 2024.

(4)       The unvested portion of this option vests in 11 monthly installments from January 23, 2024 through November 23, 2024.

(5)       The unvested portion of this option vests in 14 monthly installments from January 8, 2024 through February 8, 2025.

(6)       The RSUs subject to this award vest in three equal installments on February 20, 2024, February 20, 2025, and February 20, 2026.

(7)       The RSUs subject to this award vest in the following installments: 5,744 RSUs vest on February 20, 2024, 5,743 RSUs vest on May 20, 2025 and 5,743 RSUs vest on May 20, 2026.

(8)       The RSUs subject to this award vest in four equal installments on November 20, 2024, November 20, 2025, November 20, 2026, and November 20, 2027.

CEPTON, INC.	2024 PROXY STATEMENT	19

EXECUTIVE COMPENSATION

(9)       The RSUs subject to this award vest in four equal installments on May 20, 2024, May 20, 2025, May 20, 2026, and May 20, 2027.

(10)    Represents performance-based stock units (“PSUs”), each of which represents a contingent right to receive one share of the Company’s common stock. The award will vest as to 3,600 of the PSUs if, at the close of regular trading for 20 trading days out of any period of 30 consecutive trading days, either (i) the Company’s closing stock price (in regular trading) exceeds $150.00 per share or (ii) the Company’s market capitalization exceeds $2.1 billion; and will vest as to the remaining 3,100 PSUs if, at the close of regular trading for 20 trading days out of any period of 30 consecutive trading days, either (i) the Company’s closing stock price (in regular trading) exceeds $175.00 per share or (ii) the Company’s market capitalization exceeds $2.5 billion, provided in each case that the applicable stock price or market capitalization goal must be achieved no later than February 10, 2025 for the applicable tranche to vest, and provided further that the vesting of each tranche is subject to continued employment with the Company through the day on which the applicable goal is achieved.

Equity Grants in 2023

On February 8, 2023, Dr. Jun Pei, Mr. Mitchell Hourtienne, and Dr. Dongyi Liao were each granted an award, consisting of 19,692, 17,230, and 17,230 RSUs, respectively, that will vest in three equal installments on February 20, 2024, February 20, 2025, and February 20, 2026. Dr. Dongyi Liao was granted an additional award of 20,000 RSUs on March 14, 2023 that will vest in four equal installments on May 20, 2024, May 20, 2025, May 20, 2026, and May 20, 2027. Mr. Mitchell Hourtienne was granted an additional award of 20,000 RSUs on September 18, 2023 that will vest in four equal installments on November 20, 2024, November 20, 2025, November 20, 2026, and November 20, 2027. Each of these awards was granted under, and is subject to the terms of, the 2022 Plan.

The 2022 Plan is administered by the Compensation Committee of the Board, which has authority to interpret the plan provisions and make all required determinations under the plan. This authority includes, subject to the provisions of the 2022 Plan, selecting participants and determining the type(s) of award(s) that they are to receive, determining the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award, accelerating or extending the vesting or exercisability or extending the term of any or all outstanding awards, making certain adjustments to an outstanding award and authorizing the conversion, succession or substitution of an award, determining the manner in which the purchase price of an award or the Company’s common stock may be paid, making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provisions to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the plan are generally only transferable to a beneficiary of the participant upon his or her death or, in certain cases, to family members for tax or estate planning purposes.

Under the terms of the 2022 Plan, a change in control of the Company does not automatically trigger vesting of the awards then outstanding under the plan. If there is a change in control, each participant’s outstanding awards granted under the plan will generally be assumed by the successor company, unless the compensation committee provides that the award will not be assumed and will become fully vested and, in the case of options, exercisable, any options that become vested in connection with a change in control will generally terminate to the extent they are not exercised prior to the change in control.

Non-Equity Incentive Plan Compensation

While each of the NEOs was eligible to receive a discretionary cash bonus for 2023, the Compensation Committee determined not to award any cash bonuses to any of the NEOs for that year.

Executive Employment and Severance Agreements

We have entered into employment agreements with each of the NEOs. The employment agreements do not have a specified term and provide that the executive’s employment with the Company is at-will. Each employment agreement provides for the executive to receive a base salary and to participate in the Company’s benefit plans made available to employees generally. The letters do not provide for any severance or other benefit upon a termination of the executive’s employment.

20	2024 PROXY STATEMENT	CEPTON, INC.

EXECUTIVE COMPENSATION

Dr. Jun Pei’s employment agreement provides for an initial annual base salary of $320,000 and is eligible for an annual discretionary bonus as determined by the Compensation Committee and to participate in the Company’s benefit plans made available to employees generally. If Dr. Jun Pei’s employment with the Company is terminated by the Company without “cause” or by him for “good reason” (as defined in the agreement), he will receive severance of 18 months base salary (or $900,000 if such termination occurs prior to February 10, 2024), payable in installments over an 18-month period, payment of his COBRA premiums for 18 months, and 18 months’ accelerated vesting of his then-outstanding and unvested equity awards granted by the Company. However, if such a termination of his employment occurs in connection with or within 18 months following a change in control of the Company, his severance will equal the sum of 18 months of his base salary and one and one-half times his annual target bonus for the year of termination (or, if no target bonus has been established, the amount of his actual bonus for the prior year and provided that his severance will not be less than $900,000 if such termination occurs within two years after the closing) and will be paid in a lump sum; and his then-outstanding equity awards granted by the Company will be fully vested. Dr. Jun Pei’s right to receive these severance benefits is subject to his providing a release of claims to the Company and his continued compliance with his confidentiality, non-solicitation and other covenants in favor of the Company.

The agreements for Mr. Mitchell Hourtienne and Dr. Dongyi Liao each provide the executive will receive an initial annual base salary of $280,000 and is eligible for an annual discretionary bonus as determined by the Compensation Committee and to participate in the Company’s benefit plans made available to employees generally. If the executive’s employment with the Company is terminated by the Company without “cause” or by the executive for “good reason” (as defined in the agreement), the executive will receive severance of 12 months base salary, payable in installments over a 12-month period, payment of his COBRA premiums for 12 months, and 12 months’ accelerated vesting of his then-outstanding and unvested equity awards granted by the Company. However, if such a termination of the executive’s employment occurs in connection with or within 18 months following a change in control of the Company, the executive’s severance will equal the sum of 12 months of his base salary and his annual target bonus for the year of termination (or, if no target bonus has been established, the amount of his actual bonus for the prior year) and will be paid in a lump sum, and his then-outstanding equity awards granted by the Company will be fully vested. In each case, the executive’s right to receive these severance benefits is subject to his providing a release of claims to the Company and his continued compliance with his confidentiality, non-solicitation and other covenants in favor of the Company.

Defined Contribution Plans

As part of our overall compensation program, we provide all full-time employees, including each of our NEOs, with the opportunity to participate in a defined contribution 401(k) plan. Our 401(k) plan is intended to qualify under Section 401 of the Internal Revenue Code so that employee contributions and income earned on such contributions are not taxable to employees until withdrawn. Employees may elect to defer a percentage of their eligible compensation (not to exceed the statutorily prescribed annual limit) in the form of elective deferral contributions to the plan. Our 401(k) plan also has a “catch-up contribution” feature for employees aged 50 or older (including those who qualify as “highly compensated” employees) who can defer amounts over the statutory limit that applies to all other employees. The Company does not currently make any matching or other contributions to participants’ accounts under the 401(k) plan.

CEPTON, INC.	2024 PROXY STATEMENT	21

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Dr. Jun Ye, Dr. Mei (May) Wang and Mr. George Syllantavos served as members of our Compensation Committee during all of fiscal 2023. None of the members of our Compensation Committee during fiscal 2023 was or is an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the Board or Compensation Committee (or other Board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board or Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of May 1, 2024 for:

●       each of our named executive officers;

●       each of our directors;

●       all of our current directors and executive officers as a group; and

●       each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Securities Act.

We have based our calculation of the percentage of beneficial ownership on 15,920,917 shares of our common stock outstanding as of May 1, 2024. In accordance with SEC rules, we have deemed shares of our common stock subject to stock options or warrants that are currently exercisable or exercisable within sixty (60) days of May 1, 2024 and shares of our common stock underlying RSUs that are currently releasable or releasable within sixty (60) days of May 1, 2024 to be outstanding and to be beneficially owned by the person holding the common stock, options, warrants or RSUs for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Cepton, Inc., 399 West Trimble Road, San Jose, California, 95131. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

22	2024 PROXY STATEMENT	CEPTON, INC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Name and Address of Beneficial Owners	Number of Shares of common stock Beneficially Owned	%
5% Holders:
Koito Manufacturing Co., Ltd.(1)	6,031,820	30.2%
Mark McCord(2)	1,031,771	6.5%
Yupeng Cui(3)	963,098	6.0%
Executive Officers and Directors:
Dr. Jun Pei(4)	2,589,098	16.3%
Dr. Jun Ye(5)	2,591,695	16.3%
Dr. Dongyi Liao(6)	275,665	1.7%
Mitchell Hourtienne(7)	44,198	*
George Syllantavos(8)	105,342	*
Takayuki Katsuda(9)	—	—%
Hideharu (Harry) Konagaya(10)	—	—%
Dr. Mei (May) Wang(11)	17,692	*
Xiaogang (Jason) Zhang(11)	17,692	*
Directors and executive officers as a group (eleven individuals)	6,000,616	36.1%

*         Less than one percent.

(1)       Includes 4,069,346 shares of common stock into which the 100,000 shares of non-voting Series A Convertible Preferred Stock, par value $0.00001 per share (the “Preferred Stock”), owned by Koito are convertible (taking into account dividends accrued but unpaid as of March 31, 2024), subject to adjustment, at any time following January 19, 2024. The business address of Koito is 5-1-18, Kitashinagawa, Shinagawa-ku, Tokyo, Japan.

(2)       Consists of 847 shares of common stock owned by Dr. McCord and 1,030,924 shares of common stock owned by the McCord Trust, dated January 7, 2020, of which Dr. McCord is a trustee.

(3)       Consists of 963,098 shares of common stock.

(4)       Consists of (i) 132,273 shares of common stock owned by Dr. Pei, (ii) 1,399 shares of common stock held by Dr. Pei’s spouse, (iii) 2,445,426 shares of common stock held by the Pei 2000 Trust, of which Dr. Pei is a trustee, and (iv) 10,000 shares of common stock issuable upon the vesting of RSUs within 60 days of May 1, 2024.

(5)       Consists of (i) 2,081,849 shares of common stock owned by Dr. Ye, (ii) 244,923 shares of common stock owned by the Lynnelle Lin Ye Irrevocable Trust dated December 8, 2020 of which Dr. Ye is a trustee, (iii) 244,923 shares of common stock owned by the Brion Qi Ye Irrevocable Trust dated December 8, 2020, of which Dr. Ye is a trustee, and (iv) 20,000 shares of common stock owned by the Ye-Wang Family Trust, dated March 31, 2007, of which Dr. Ye is a trustee.

(6)       Consists of (i) 244,921 shares of common stock issuable pursuant to options exercisable within 60 days of May 1, 2024, and (ii) 15,000 shares of common stock issuable upon the vesting of RSUs vesting within 60 days of May 1, 2024.

(7)       Consists of (i) 30,808 shares of common stock issuable pursuant to options exercisable within 60 days of May 1, 2024, and (ii) 10,000 shares of common stock issuable upon the vesting of RSUs within 60 days of May 1, 2024.

(8)       Consists of (i) 33,592 shares of common stock owned by Mr. Syllantavos, (ii) 10,000 shares of common stock issuable upon the vesting of RSUs within 60 days of May 1, 2024 and (iii) 61,750 shares of common stock issuable to Magellan Investments Corp. pursuant to warrants that are exercisable within 60 days of May 1, 2024. Mr. Syllantavos is the president and the sole director of Magellan Investments Corp.

(9)       Mr. Katsuda is the Senior Managing Corporate Officer and Head of Engineering Headquarters of Koito. The business address of Mr. Katsuda is c/o Koito Manufacturing Co., Ltd., 5-1-18, Kitashinagawa, Shinagawa-ku, Tokyo, Japan.

(10)    Mr. Konagaya is the Executive Vice President and Head of the Procurement Department of Koito. The business address of Mr. Konagaya is c/o Koito Manufacturing Co., Ltd., 5-1-18, Kitashinagawa, Shinagawa-ku, Tokyo, Japan.

(11)    Consists of (i) 7,692 shares of common stock, and (ii) 10,000 shares of common stock issuable upon the vesting of RSUs vesting within 60 days of May 1, 2024.

CEPTON, INC.	2024 PROXY STATEMENT	23

EQUITY INCENTIVE PLAN INFORMATION

We currently maintain three equity incentive plans — our 2022 Plan, our Employee Stock Purchase Plan (the “ESPP”), and our 2016 Plan. Each of these plans has been approved by our stockholders. The table below presents information regarding the number of outstanding awards and shares available for issuance under these plans as of December 31, 2023. The share numbers and the exercise price of stock options reported in this section have been adjusted to reflect the Reverse Stock Split.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	1,878,812	(1)	19.22	(2)	1,661,798	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	1,878,812		19.22		1,661,798

(1)       Of these shares, 620,329 shares were subject to outstanding awards of RSUs (including stock units subject to performance-based vesting) granted under the 2022 Plan, 37,438 shares were subject to outstanding options granted under the 2022 Plan, and 1,221,045 shares were subject to outstanding awards granted under the 2016 Plan.

(2)       This figure does not take into account outstanding awards of RSUs.

(3)       Of these shares, 1,196,954 shares were available for issuance under the 2022 Plan, and 464,844 shares were available for issuance under the ESPP. The shares available for issuance under the 2022 Plan are generally available for any type of award authorized under that plan, including stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other awards. No new awards may be granted under the 2016 Plan. The Company has not yet implemented the ESPP, and no shares have been issued under that plan.

24	2024 PROXY STATEMENT	CEPTON, INC.

REPORT OF AUDIT COMMITTEE

The Audit Committee assists the Board in its oversight of the Company’s financial statements and reporting process, audit process and internal controls. The Audit Committee operates under a written charter adopted by the Board, which describes this and the other responsibilities of the Audit Committee. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and effectiveness of internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue a report thereon.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management, which has primary responsibility for the financial statements. KPMG LLP, the Company’s independent registered public accounting firm for fiscal 2023, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles and the effectiveness of its internal control over financial reporting. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the PCAOB and SEC. The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s 2023 Annual Report on Form 10-K for filing with the SEC. The Audit Committee also appointed KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 and is seeking ratification of such selection by the Company’s stockholders at the Annual Meeting.

AUDIT COMMITTEE George Syllantavos (Chair) Xiaogang (Jason) Zhang Dr. Mei (May) Wang

May 15, 2024

The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent the Company specifically incorporates such report by reference therein.

CEPTON, INC.	2024 PROXY STATEMENT	25

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2024. UNLESS OTHERWISE INSTRUCTED, THE PROXY HOLDERS WILL VOTE THE PROXIES RECEIVED BY THEM “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP.

The Audit Committee of our Board has appointed KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024. We are not required to submit the appointment of KPMG LLP for stockholder approval, but our Board has elected to seek ratification of the appointment of our independent registered public accounting firm by the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on the proposal at the Annual Meeting. If our stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider its appointment of KPMG LLP and will either continue to retain this firm or appoint a new independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and the best interests of our stockholders.

We expect one or more representatives of KPMG LLP to participate in the Annual Meeting and they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The aggregate fees billed to us for the fiscal years ended December 31, 2023 and 2022 by our independent registered public accounting firm, KPMG LLP (PCAOB ID Number 185), are as follows:

	2023	2022
Audit Fees(1)	$670,000	$680,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$670,000	$680,000

(1)       Audit Fees represent the aggregate fees billed to us by KPMG LLP for professional services rendered for the audit of our annual consolidated financial statements for the fiscal years ended December 31, 2023 and 2022, for the reviews of our consolidated financial statements included in our Form 10-Q filings for each fiscal quarter since the Business Combination in February 2022, and for procedures performed with respect to our registration statements in 2022.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee at least annually reviews and provides general pre-approval for the services that may be provided by the independent registered public accounting firm.

All services performed and related fees billed by KPMG LLP during fiscal 2023 and fiscal 2022 were pre-approved by the Audit Committee pursuant to the foregoing pre-approval policy of the Audit Committee.

26	2024 PROXY STATEMENT	CEPTON, INC.

TRANSACTIONS WITH RELATED PERSONS
Policies and Procedures Regarding Related Party Transactions

Our Board has adopted a written Related Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of our policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) the Company (including any of its subsidiaries) was, is or will be a participant, (ii) the aggregate amount involved exceeds or may be expected to exceed $120,000 and (iii) a related person has or will have a direct or indirect material interest.

Subject to certain limitations, transactions involving compensation for services provided to the Company as an employee or director will not be considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of our voting securities (including the common stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons. A related person is also someone who has a position or relationship with any firm, corporation or other entity that engages in the transaction if (i) such person is employed or is a general partner or principal or in a similar position with significant decision making influence, or (ii) the direct or indirect ownership by such person and all other foregoing persons, in the aggregate, is 10% or greater in another person which is party to the transaction.

Under the policy, any related person, or any director, officer or employee of the Company who knows of the transaction, must report the information regarding the proposed related person transaction to our Chief Financial Officer and chairperson of the Audit Committee for review. To identify related person transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, the Audit Committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:

●       the nature of the related person’s interest in the transaction;

●        the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

●        the terms of the transaction;

●        the availability of other sources for comparable services or products; and

●        the terms available to or from, as the case may be, unrelated third parties.

All related party transactions may be consummated or continued only if approved or ratified by our Audit Committee. No director or member of our Audit Committee may participate in the review, approval or ratification of a transaction with respect to which he or she is a related party, except that such member may be counted for purposes of a quorum and shall provide such information with respect to the transaction as may be reasonably requested by other members of our Audit Committee.

Certain Relationships and Related Party Transactions

Investment Agreement

On October 27, 2022, the Company entered into an Investment Agreement with Koito (the “Investment Agreement”) pursuant to which, among other things, at the closing of the transactions, and based on the terms and subject to the conditions set forth therein, the Company issued and sold to Koito, 100,000 shares of Preferred Stock, for a purchase price of $100.0 million (the “Koito Investment”). The Preferred Stock is convertible, beginning on January 19, 2024, into shares of the Company’s common stock at an approximate initial conversion price of

CEPTON, INC.	2024 PROXY STATEMENT	27

TRANSACTIONS WITH RELATED PERSONS

$25.85 per share (subject to adjustment). The issuance and sale of the Preferred Stock and related matters were approved by the Company’s stockholders on January 11, 2023, and the Preferred Stock was issued to Koito on January 19, 2023.

Investor Rights Agreement

Board and Committee Rights

At the closing of the issuance of the Preferred Stock, the Company and Koito entered into the Investor Rights Agreement, pursuant to which, among other things, the Company ensured that two designees of Koito (Mr. Takayuki Katsuda and Mr. Hideharu (Harry) Konagaya) sat on the Board immediately following the closing. Koito is entitled to have its designees appointed to the Nominating and Corporate Governance Committee and Compensation Committee of the Company’s Board, subject to satisfaction of applicable committee membership requirements. Furthermore, under the Investor Rights Agreement, the Company is obligated to take all necessary action (to the extent not prohibited by law) to cause the Board to nominate for election that number of individuals designated by Koito that is proportional to Koito’s beneficial ownership interest in the Company, provided, however, that Koito will not be entitled to nominate for election a number of individuals that would constitute a majority of the Board. In addition, Koito’s designation rights will be reduced to one director at such time as Koito ceases to beneficially own at least 10% of the outstanding shares of common stock (on an as-converted basis) and Koito will no longer have any rights to designate a nominee to serve on the Board at such time as Koito ceases to beneficially own at least 5% of the outstanding shares of common stock (on an as-converted basis).

Investor Consent Rights

Pursuant to the terms of the Investor Rights Agreement, the prior written consent of Koito (the “Investor Consent Rights”) is required for the Company to effect or validate certain enumerated actions in the Investor Rights Agreement for so long as Koito beneficially owns a number of shares of common stock representing at least 75% of the number of shares of common stock held by Koito as of the closing date after giving effect to the Koito Investment and including the shares of common stock issuable upon conversion of the Preferred Stock, including, but not limited to: (i) issuing securities that are senior or pari passu to the Series A Preferred Stock, (ii) declaring or paying dividends, (iii) acquiring, redeeming or repurchasing capital stock, (iv) incurring debt or liens for borrowed money in excess of specified amounts, (v) entering into related party transactions, (vi) amending the Company’s charter or bylaws, (vii) changing the size of the Board, (viii) adopting a poison pill (unless it grandfathers in Koito), (ix) making acquisitions in excess of specified amounts, (x) selling, leasing or transferring assets or properties, or incurring liens (other than certain permitted liens) in excess of specified amounts, (xi) increasing the number of shares reserved for issuance under the Company’s existing equity incentive plans beyond automatic annual increases currently provided for under such plans, (xii) transfers or abandonment of, or incurrence of liens on, the Company’s material intellectual property and (xiii) capital expenditures in excess of specified amounts.

Preemptive Rights

Pursuant to the terms of the Investor Rights Agreement, and subject to certain exceptions, when the Company authorizes the issuance or sale of any common stock or equity-linked securities (as defined in the Investor Rights Agreement), the Company is required to first offer to sell to Koito a proportion of such common stock or equity-linked securities sufficient for Koito to maintain its pro rata share in the common stock (on an as-converted, exchanged or exercised basis, as applicable) prior to the issuance or sale of such common stock or Equity-Linked Securities to such other person, with the consummation of the sale or issuance to such other person and to Koito to occur on the same date, subject to certain exceptions.

28	2024 PROXY STATEMENT	CEPTON, INC.

TRANSACTIONS WITH RELATED PERSONS

Registration Rights

Pursuant to the Investor Rights Agreement, among other things, and subject to certain limitations set forth therein, the Company is obligated to prepare and file within 300 days after January 19, 2023 a registration statement registering shares of common stock held by any holder of Preferred Stock, including any shares of common stock acquired by any holder pursuant to the conversion of, or as a dividend on, the Preferred Stock (the “Registrable Securities”). Koito subsequently agreed to defer this filing obligation to a future date to be specified by Koito.

In addition, pursuant to the Investor Rights Agreement, holders of Registrable Securities have the right to require the Company, subject to certain limitations set forth therein, to effect a sale of any or all of their Registrable Securities by means of an underwritten offering. The Company is not obligated to effect an underwritten offering (a) more than twice in any 365-day period, (b) if the anticipated gross proceeds are less than $25 million (unless Koito is proposing to sell all of its remaining Registrable Securities), or (c) during a Quarterly Blackout Period (as defined in the Investor Rights Agreement).

The Investor Rights Agreement also provides holders of Registrable Securities with certain customary piggyback registration rights and indemnification rights.

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration or offering and the Company’s right to delay or withdraw a registration statement under certain circumstances.

Termination

The Investor Rights Agreement will terminate with respect to Koito upon the mutual agreement in writing among the Company and Koito, other than termination provisions applicable to particular sections of the Investor Rights Agreement that are specifically provided in the Investor Rights Agreement. The Investor Rights Agreement will terminate automatically with respect to any other party thereto at such time as such party ceases to own any Registrable Securities.

The foregoing summary of the Investor Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Investor Rights Agreement, which was included as an exhibit to our 2023 Annual Report.

Secured Term Loan Agreement with Koito

Concurrently with the execution of the Investment Agreement, the Company entered into the Secured Term Loan Agreement with Koito to borrow Japanese Yen ¥5.8 billion (approximately $39.4 million). The borrowings under the Secured Term Loan Agreement (the “Loan”) accrued interest at a rate equal to 1.0% per annum, which was payable at maturity. The Loan was set to mature on the earlier of three business days after the closing of the transactions contemplated by the Investment Agreement and the date on which the Investment Agreement was terminated in accordance with its terms. The Secured Term Loan Agreement entered into with Koito is a related party transaction issued at below market interest rates. On November 7, 2022, the Company borrowed ¥5.8 billion under the agreement. To reflect what a similar debt instrument would be issued at with a market interest rate, the Company recorded a $2.0 million debt discount accounted for as a capital contribution within additional paid-in capital in the consolidated balance sheet. Amortization of debt discounts, in accordance with the effective interest method, are recorded as interest expense in the accompanying consolidated statement of operations and comprehensive income (loss). Obligations under the Secured Term Loan Agreement were secured by interest in substantially all of the Company’s assets, including all patents.

The agreement contained customary affirmative and negative covenants. On January 24, 2023, the Company used the proceeds from the sale of the Preferred Stock to repay all outstanding principal and accrued interest under the Secured Term Loan Agreement with Koito. See Note 21 of the consolidated financial statements in our annual report on Form 10-K for 2022, filed with the SEC on March 20, 2023, for further information.

CEPTON, INC.	2024 PROXY STATEMENT	29

TRANSACTIONS WITH RELATED PERSONS

For the year ended December 31, 2023, the Company recognized $0.3 million in interest expense in connection with the borrowings under the Secured Term Loan Agreement with Koito. Additionally, the Company recognized a $0.8 million foreign currency transaction loss on remeasurement using the applicable exchange rate on December 31, 2023.

Transactions with Koito

Koito is an automotive tier 1 partner of the Company and sales to Koito accounted for 52% and 43% of our total revenues for the years ended December 31, 2023 and 2022, respectively. In December 2023, Koito informed the Company that GM, which had awarded Koito the series production award, had decided to re-scope its ADAS product offerings and, as a result, Koito cancelled all outstanding purchase orders to the Company that relate to the GM series production award. As is customary when an automotive program changes, the Company submitted project investment cost recovery related to the cancellation. Please see Note 17 to our financial statements included in our 2023 Annual Report for details on the claim the Company has submitted.

Revenue generated from Koito was $6.7 million and $3.2 million for the years ended December 31, 2023 and 2022, respectively. Accounts receivable from Koito was $2.1 million as of December 31, 2023 and was $1.0 million as of December 31, 2022.

Koito Letter of Intention

On December 21, 2023, the Company received a non-binding indication of interest from Koito to acquire (the “Proposed Transaction”) 100% of the outstanding shares of the Company not already owned by Koito or certain other potential rollover participants including Dr. Jun Pei, Cepton’s President and Chief Executive Officer (collectively, the “Rollover Participants”). Koito has stated in the indication of interest that the terms of any potential agreement between Cepton and Koito would be contingent on certain conditions, including, in particular, satisfactory completion of due diligence review, rollover by the Rollover Participants, retention of key employees, negotiation and agreement of transaction structure and transaction documents, approval of the Proposed Transaction by the board of directors of Koito, and approval by a simple majority vote of the outstanding shares of Cepton.

The Company’s Board of Directors, through a special committee thereof, is currently evaluating Koito’s indication of interest within the context of the ongoing review of various alternatives and in consultation with any financial and legal advisors it may retain.

Other

Dr. Jun Pei’s spouse, Yiyan Liu, is employed by the Company in a non-executive position and her overall compensation, including salary, bonus and other benefits, for 2023 did not exceed $210,000.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file initial reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Based on a review of the Company’s records and other information, the Company believes that all Section 16(a) filing requirements were met during fiscal 2023, with the exception of a Form 4 filed on February 15, 2023 reporting Dr. Pei’s interest in an award of 71,154 time-based RSUs awarded to Dr. Jun Pei’s wife, Yiyan Liu, on February 8, 2023.

30	2024 PROXY STATEMENT	CEPTON, INC.

PROPOSALS OF STOCKHOLDERS AND DIRECTOR NOMINATIONS FOR 2025 ANNUAL MEETING

Requirements for Proposals to be Considered for Inclusion in Proxy Materials. For your proposal to be considered for inclusion in the proxy statement for our 2025 annual meeting of stockholders, your written proposal must be received by our Corporate Secretary at our principal executive offices no later than January 8, 2025. and must comply with Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. If we change the date of the 2025 annual meeting of stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, your written proposal must be received within a reasonable time before we begin to print and mail our proxy materials for the 2025 annual meeting of stockholders.

Nominations of Director Candidates and Proposals Not Intended for Inclusion in Proxy Materials. If you intend to nominate an individual for election to our Board at our 2025 annual meeting of stockholders or wish to present a proposal at the 2025 annual meeting of stockholders but do not intend for such proposal to be included in the proxy statement for such meeting, our Bylaws require that, among other things, stockholders give written notice of the nomination or proposal to our Corporate Secretary at our principal executive offices no later than March 19, 2025 (the 90th day before the first anniversary of the date of the preceding year’s annual meeting) nor earlier than February 17, 2025 (the 120th day before the first anniversary of the date of the preceding year’s annual meeting) for the Annual Meeting. Notwithstanding the foregoing, in the event that we change the date of the 2025 annual meeting of stockholders to a date that is more than 30 days before or more than 70 days after the anniversary of the Annual Meeting, than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public announcement of the date of such annual meeting was first made. Stockholder proposals not intended to be included in the proxy statement or nominations for director candidates that do not meet the notice requirements set forth above and further described in Section 2.4 of our Bylaws will not be acted upon at the 2025 annual meeting of stockholders.

In addition, a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees at the 2025 annual meeting of stockholders must provide written notice to our Corporate Secretary setting forth the information required by Rule 14a-19 under the Exchange Act, unless the required information has been provided in a preliminary or definitive proxy statement previously filed by the stockholder. Such written notice must be provided in accordance with Rule 14a-19 no later than April 18, 2025. If we change the date of the 2025 annual meeting of stockholders by more than 30 days from the date of this year’s annual meeting, your written notice must be received by the later of 60 days prior to the date of the 2025 annual meeting of stockholders or the 10th calendar day following the day on which public announcement of the date of the 2025 annual meeting of stockholders is first made. The notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under our Bylaws as noted above.

CEPTON, INC.	2024 PROXY STATEMENT	31

OTHER MATTERS

We do not know of any other matter that will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting or any adjournment(s) or postponement(s) thereof, which may properly be acted upon, the proxyholders named in the proxies solicited by the Board will have the authority to vote all proxies received with respect to such matters in their discretion, and it is their intention to vote such proxies in accordance with the recommendation of the Board.

As permitted by the Exchange Act, only one copy of our proxy materials is being delivered to stockholders of record residing at the same address unless such stockholders have notified us of their desire to receive multiple copies of our proxy materials. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed. Stockholders who currently receive multiple copies of proxy materials at their address and would like to request householding of their communications should contact us. Requests for additional copies or requests for householding for this year or future years should be directed in writing to Householding Department of Broadridge Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, New York 11717, or at 1-866-540-7095.

ANNUAL REPORT TO STOCKHOLDERS

Our 2023 Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Annual Report”) has been posted on our corporate website at https://investors.cepton.com/ and on the Internet at www.cstproxyvote.com. Stockholders receiving a printed copy of this Proxy Statement have also received a copy of our 2023 Annual Report. We will provide, without charge, a copy of the 2023 Annual Report (including the financial statements but excluding the exhibits thereto) upon the written request of any stockholder or beneficial owner of our common stock. Requests should be directed to our Corporate Secretary at the following address:

Cepton, Inc.
399 West Trimble Road
San Jose, California 95131

32	2024 PROXY STATEMENT	CEPTON, INC.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

In accordance with rules and regulations adopted by the SEC, we have elected to provide access to our proxy materials by sending you this full set of proxy materials, including a proxy card. Accordingly, the Proxy Statement and accompanying proxy card will first be mailed to our stockholders on or about May 15, 2024.

What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

1.     The election of the two Class B director nominees named in this Proxy Statement to serve until our 2027 annual meeting of stockholders and until their respective successors are duly elected and qualified (“Proposal 1”); and

2.     The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2024 (“Proposal 2”).

Stockholders will also be asked to consider and transact such other business as may properly come before the Annual Meeting or any postponement or adjournment of the meeting.

How does the Board of Directors recommend I vote on these proposals?

Our Board recommends that you vote your shares:

1.     “FOR ALL” of the following director nominees named in this Proxy Statement to be elected to the Board: Mr. George Syllantavos and Mr. Xiaogang (Jason) Zhang; and

2.     “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2024.

Who is entitled to vote?

Only stockholders of record at the close of business on May 6, 2024 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 15,920,917 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

What is the difference between a “beneficial owner” and a “stockholder of record”?

Whether you are a “beneficial owner” or a “stockholder of record” with respect to your shares depends on how you hold your shares:

●       Beneficial Owners. Most of our stockholders hold their shares through a broker, bank, or other nominee (that is, in “street name”) rather than directly in their own names. If you hold shares in street name, you are a “beneficial owner” of those shares, and the proxy materials, together with a voting instruction form, will be forwarded to you by your broker, bank or other nominee.

●       Stockholders of Record. If you hold shares directly in your name with our stock transfer agent, Continental Stock Transfer & Trust Company, you are considered the “stockholder of record” with respect to those shares, and the proxy materials, together with a proxy card, have been sent directly to you by the Company.

CEPTON, INC.	2024 PROXY STATEMENT	33

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

Can I attend the Annual Meeting?

We will be hosting the Annual Meeting live via the Internet. You will not be able to attend the Annual Meeting in person. Any stockholder can listen to and participate in the Annual Meeting live via the Internet at https://www.cstproxy.com/cepton/am2024, and can also be accessed by phone at +1 800-450-7155 (within the U.S. and Canada) or +1 857-999-9155 (outside of the U.S. and Canada). The conference ID for the meeting is 0517464#. Our Board annually considers the appropriate format of our annual meeting. Our virtual annual meeting allows stockholders to submit questions and comments before and during the meeting. After all proposals are presented at the meeting, we will spend up to 15 minutes answering stockholder questions that comply with the meeting rules of conduct, which will be posted on the virtual meeting web portal. To the extent time doesn’t allow us to answer all of the appropriately submitted questions, we will answer them in writing on our investor relations website, at https://investors.cepton.com/, soon after the meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

The Annual Meeting webcast will begin promptly at 9:00 a.m., Pacific Time. We encourage you to access the Annual Meeting webcast prior to the start time. Online check-in will begin, and stockholders may begin submitting written questions, at 8:45 a.m., Pacific Time, and you should allow ample time for the check-in procedures.

What do I need in order to be able to participate in the Annual Meeting?

You will need the control number included on your proxy card or voting instruction form in order to be able to vote your shares or submit questions during the Annual Meeting. If you do not have your control number, you will be able to access and listen to the Annual Meeting, but you will not be able to vote your shares or submit questions during the Annual Meeting.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the log in page at https://www.cstproxy.com/cepton/am2024.

Why is the Company holding the Annual Meeting virtually?

We are embracing technology to provide expanded access, improved communication, reduced environmental impact and cost savings for our stockholders and the Company. Hosting a virtual meeting enables increased stockholder attendance and participation since stockholders can participate and ask questions from any location around the world and provides us an opportunity to give thoughtful responses. In addition, we intend the virtual meeting format to provide stockholders with a similar level of transparency to the traditional in-person meeting format, and we take steps to ensure such an experience. Our stockholders will be afforded the same opportunities to participate at the virtual Annual Meeting as they would at an in-person annual meeting of stockholders.

How do I vote and what are the voting deadlines?

●       Beneficial Owners. If you are a beneficial owner of your shares, you should have received the proxy materials and voting instruction form from the broker, bank or other nominee holding your shares. You should follow the instructions in the voting instruction form in order to instruct your broker, bank or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker, bank or nominee. You may also vote your shares while participating in the Annual Meeting. Instructions on how to vote while participating in the Annual Meeting live via the Internet are posted at https://www.cstproxy.com/cepton/am2024.

●       Stockholders of Record. If you are a stockholder of record, there are several ways to direct how your shares are voted at the Annual Meeting.

Via the Internet. You may submit a proxy over the Internet at https://www.cstproxyvote.com, 24 hours a day, seven days a week. You will need the control number included on your proxy card. Proxies submitted through the Internet must be received by 11:59 p.m., Eastern Time, on June 16, 2024.

34	2024 PROXY STATEMENT	CEPTON, INC.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

By Telephone. You may submit a proxy using a touch-tone telephone by calling 1-866-894-0536, 24 hours a day, seven days a week. You will need the control number included on your proxy card. Proxies submitted by telephone must be received by 11:59 p.m., Eastern Time, on June 16, 2024.

By Mail. You may direct how your shares are voted at the Annual Meeting by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than June 16, 2024 to be voted at the Annual Meeting.

During the Annual Meeting. Instructions on how to vote while participating in the Annual Meeting live via the Internet are posted at https://www.cstproxy.com/cepton/am2024.

If you submit a proxy via the Internet or by telephone, your voting instructions authorize the proxy holders in the same manner as if you signed, dated and returned your proxy card. If you submit a proxy via the Internet or by telephone, you do not need to return your proxy card.

Can I revoke or change my vote after I submitted my proxy?

●       Beneficial Owners. If you are a beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions for revoking or changing your vote.

●       Stockholders of Record. If you are a stockholder of record, you may change or revoke a previously submitted proxy at any time before it is voted at the Annual Meeting by:

●       signing and returning a new proxy card with a later date;

●       submitting a later-dated vote by telephone or via the Internet — only your latest Internet or telephone proxy received by 11:59 p.m., Eastern Time, on June 16, 2024, will be counted;

●       participating in the Annual Meeting live via the Internet and voting your shares electronically at the Annual Meeting; or

●       delivering a written revocation to our Corporate Secretary at the address above to be received before the voting at the Annual Meeting.

How will my shares be voted if I do not provide specific voting instructions in the proxy I submit?

If you are a stockholder of record and you submit a signed proxy but do not indicate your specific voting instructions on one or more of the proposals listed in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement, your shares will be voted as recommended by our Board on those proposals and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

How many shares must be present or represented to conduct business at the Annual Meeting?

The holders of a majority of our shares of common stock issued and outstanding on the Record Date and entitled to vote at the Annual Meeting, present or represented by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting and any postponements or adjournments thereof. If you submit a proxy or voting instructions, your shares will be counted for purposes of determining the presence or absence of a quorum, even if you abstain from voting your shares. If a broker indicates on a proxy that it lacks discretionary authority to vote your shares on a particular matter, commonly referred to as “broker non-votes,” those shares will also be counted for purposes of determining the presence of a quorum at the Annual Meeting. If a quorum is not present, our Bylaws provide that the Annual Meeting may be adjourned by the chairperson of the meeting or by stockholders entitled to vote at the Annual Meeting, present or represented by proxy.

CEPTON, INC.	2024 PROXY STATEMENT	35

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

What vote is required to approve each of the proposals?

Each share of our common stock outstanding at the close of business on the Record Date is entitled to one vote on each of the two director nominees and one vote on each other matter that may be presented for consideration and action by the stockholders at the Annual Meeting.

For purposes of Proposal 1 (election of directors), you may vote FOR ALL of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one of the nominees. Our Bylaws provide for a plurality voting standard for the election of directors. Under this voting standard, the two director nominees receiving the highest number of affirmative votes will be elected as Class B directors to serve until the 2027 annual meeting of stockholders and until their respective successors are duly elected and qualified.

For purposes of Proposal 2 (ratification of the appointment of KPMG LLP as our independent registered public accounting firm), you may vote FOR, AGAINST or ABSTAIN. Approval of this proposal requires the affirmative vote of a majority of the voting power of the votes cast affirmatively or negatively at the Annual Meeting by the holders entitled to vote thereon.

Please be aware that Proposal 2 is advisory only and is not binding on the Company. Our Board will consider the outcome of the vote on this item in considering what action, if any, should be taken in response to the advisory vote by stockholders.

What effect do withhold votes, abstentions and broker non-votes have on the proposals?

For Proposal 1 (election of directors), shares voted “WITHHOLD” will not be counted in determining the outcome of a director nominee’s election. For Proposal 2 (ratification of the appointment of KPMG LLP as our independent registered public accounting firm), a vote to “ABSTAIN” with respect to the proposal is not treated as a vote cast and will not be counted in determining the outcome of the vote on this proposal.

If you are a beneficial stockholder that holds your shares through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on routine matters. However, a broker cannot vote shares held for a beneficial stockholder on non-routine matters, unless the broker receives voting instructions from the beneficial stockholder. Proposal 2 (ratification of KPMG LLP as our independent registered public accounting firm) is considered routine and may be voted upon by your broker if you do not submit voting instructions. Proposal 1 (election of directors) is considered non-routine.

Consequently, if you hold your shares through a brokerage account and do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on Proposal 2 but will not be permitted to vote your shares on Proposal 1. If your broker exercises this discretion, your shares will be voted on Proposal 2 in the manner directed by your broker, but your shares will constitute broker non-votes on Proposal 1 and will not be counted in determining the outcome of that item.

Who will bear the costs of solicitation?

The accompanying proxy is being solicited on behalf of our Board. The cost of preparing, assembling, and mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement and form of proxy and the 2023 Annual Report, the cost of making such materials available on the Internet and the cost of soliciting proxies and holding our virtual meeting of stockholders will be paid by us. In addition to the use of mail, we may solicit proxies in person or by telephone, facsimile or other means of communication by certain of our directors, officers and regular employees who will not receive any additional compensation for such solicitation. We will also reimburse brokers or other persons holding our common stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals.

36	2024 PROXY STATEMENT	CEPTON, INC.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet or Telephone - QUICK EASY 2024 CEPTON, INC. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend: https://www.cstproxy.com/cepton/am2024 PHONE – 1 (866) 894-0536 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 16, 2024. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE. FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED CONTROL NUMBER PROPOSAL 1 – ELECTION OF DIRECTORS Election of two Class B directors to serve until the Company’s 2027 annual meeting of stockholders and until their respective successors are duly elected and qualified. Nominees: (1) Mr. George Syllantavos (2) Mr. Xiaogang (Jason) Zhang To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2024. PROXY CARD THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1 AND “FOR” PROPOSAL 2. Please mark your votes like this X FOR AGAINST ABSTAIN FOR ALL WITHHOLD FOR ALL EXCEPT Signature Signature, if held jointly Date , 2024 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator or corporate officer, please give title as such. If signing as a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

2024 FOLD HERE DO NOT SEPARATE The undersigned hereby appoints each of Jun Pei and Dong (Dennis) Chang, or either of them, as proxy, with the power to appoint a substitute, to vote the shares that the undersigned is entitled to vote (the “Shares”) at the Annual Meeting of stockholders of Cepton, Inc. (“Annual Meeting”) to be held on Monday, June 17, 2024 at 9:00 a.m. Pacific Time, virtually via live webcast at https://www.cstproxy.com/cepton/am2024 or at any adjournments and/or postponements thereof. The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting. THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR ALL” DIRECTOR NOMINEES NAMED IN PROPOSAL 1 AND “FOR” PROPOSAL 2. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, UNLESS SUCH AUTHORITY IS WITHHELD ON THIS PROXY CARD, THE PROXIES WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. (Continued and to be marked, dated and signed on reverse side)INSERT IN ENVELOPE PROVIDED PROXY CARD FOR ANNUAL MEETING OF STOCKHOLDERS OF CEPTON, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS